UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2016

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-36250	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On June 2, 2016, Ciena Corporation ("Ciena") issued a press release announcing its financial results for its second quarter ended April 30, 2016. The text of the press release is furnished as Exhibit 99.1 to this Report. The information in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

As discussed in the press release above, Ciena will be hosting an investor call to discuss its results of operations for its second quarter ended April 30, 2016. Ciena is making available on its corporate website at http://investor.ciena.com/financials.cfm an investor presentation to accompany this call. This presentation includes certain highlighted items from the second quarter ended April 30, 2016 to be discussed on the call and certain historical results.

Investors are encouraged to review the “Investors” page of our website at www.ciena.com because, as with the other disclosure channels that we use, from time to time we may post material information exclusively on that site.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 99.1	Text of Press Release dated June 2, 2016, issued by Ciena Corporation, reporting its results of operations for its second fiscal quarter ended April 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: June 2, 2016	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary